EXHIBIT 23.1

                              CONSENT OF ATTORNEYS


      Reference is made to the Registration Statement of Coventure International Inc. on Form SB-2 whereby the Company and certain shareholders of the Company propose to sell up to 1,583,300 shares of the Company's common stock. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                    Very Truly Yours,

                                    HART & TRINEN, L.L.P.



                                    By  /s/ William T. Hart
                                      ----------------------
                                          William T. Hart


Denver, Colorado
November 12, 2002